EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Digital Video Systems, Inc. (the "Company") on Form 10-K for the year ended December 31, 2004, as amended by Amendment No. 1 on Form 10-K/A and as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Thomas A. Spanier, Chief Executive Officer of the Company and Douglas T. Watson, Chief Financial Officer of the Company, each, certify, to the best of our knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes- Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Digital Video Systems, Inc. and will be retained by Digital Video Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Thomas A. Spanier

Dated: May 2, 2005	Thomas A. Spanier Chief Executive Officer Digital Video Systems, Inc.

/s/ Douglas T. Watson

Dated: May 2, 2005	Douglas T. Watson President and Acting Chief Financial Officer Digital Video Systems, Inc.